As filed with the Securities and Exchange Commission on May 21, 2007.
                          Registration No. 333-141324


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
              ----------------------------------------------------
                               AMENDMENT NO. 3 T0
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           ASPEN RACING STABLES, INC.
                 (Name of small business issuer in its charter)

          Nevada                              6531               98-0517550
 (State or Other Jurisdiction   (Primary Standard Industrial    (IRS Employer
       of Organization)             Classification Code)       Identification #)

   ASPEN RACING STABLES, INC.                DWIGHT McLELLAN
   211 Misty Morning Drive                   211 Misty Morning Drive
   Calgary, Alberta T3Z 2Z8                  Calgary, Alberta T3Z 2Z8
   (403) 370-1176                            (403) 370-1176
   (Address and telephone number of          (Name, address and telephone number
    registrant's executive office)            of agent for service)


APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made under Rule 434, please check the following box. [ ]

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


Preliminary PROSPECTUS
(subject to completion dated May 21, 2007)

                           ASPEN RACING STABLES, INC.
                             Shares of Common Stock

                    1,000,000 shares, price per share: $0.30
                Total proceeds to Aspen Racing Stables: $300,000.

This prospectus relates to the offer to sell 1,000,000 shares of common stock offered by Aspen Racing Stables, Inc., a Nevada corporation.

Because this is our initial public offering, there is no public market for our shares. However, we will attempt to have prices for our shares quoted on the Over-the-Counter Bulletin Board maintained by the National Association of
Securities Dealers, Inc. after we complete our offering.

Investment  in our  common  stock  involves  a high  degree  of risk.  See "Risk
Factors" beginning on page 4.

NEITHER  THE  SECURITIES  AND  EXCHANGE  COMMISSION  NOR  ANY  STATE  SECURITIES
COMMISSION  HAS  APPROVED OR  DISAPPROVED  OF OUR SHARES OR  DETERMINED  IF THIS
PROSPECTUS  IS TRUTHFUL OR  COMPLETE.  ANY  REPRESENTATION  TO THE CONTRARY IS A
CRIMINAL OFFENSE.

To be sold by the Company:    Price to Public           Underwriting Discount and Commissions           Proceeds to Issuer
--------------------------    ---------------           -------------------------------------           ------------------

Per Share                              $0.30                          None                                     $0.30
Total                            $300,000.00                          None                               $300,000.00



We will sell the shares ourselves and do not plan to use underwriters or pay any commissions. We will be selling our shares on a direct basis, and no one has agreed to buy any of our shares. We expect to end our offering on the sale of all of the shares offered by us. Pending receipt of the offering proceeds, sale proceeds will be held in escrow at Securities Transfer Corporation and will be returned if all offering proceeds are not obtained by December 31, 2007. We may not sell our shares until the registration statement filed with the Securities and Exchange Commission is effective. The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell our shares and it is not soliciting an offer to buy our shares in any state where the offer or sale is not permitted.

                                                        _________________, 2007

                               PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, including the information under "Risk Factors" beginning on page 4 and the financial statements, before making an investment decision.

Risk Factors Include:

o We are a development stage company that has generated no revenue and no profits, and has an accumulated deficit of $22,531 through January 31, 2007. The major components of our on-going expenses are management services and horse boarding.

o Competition in our industry is intense, and we may not be able to compete effectively, in which case our business will not be developed in accordance with our plan.

o    We have no underwriters and offer no assurance that our stock will be sold.

o    We determined the offering price of the shares arbitrarily.

o Our success depends greatly on our management, neither of which is employed by us full time.

o Our management will have voting control of the company and will comprise of the initial Board of Directors.

o    Dilution will occur to purchasers of stock.

o A large amount of stock may be sold in the future, which could depress our stock price and create more dilution.

o We do not expect to pay dividends on our common stock in the foreseeable future.

o There is no public market for our shares and it is possible one will not develop.

                                   THE COMPANY

Aspen Racing Stables, Inc., a Nevada corporation, was incorporated under the laws of the State of Nevada on March 10, 2006. We are a development stage company formed to engage in the acquisition and sale of thoroughbred racing stock of every age from broodmares, weanlings and yearlings to racehorses and stallions. Our principal office is located at 211 Misty Morning Drive, Calgary, Alberta, Canada, and our telephone number is (403) 370-1176.

                              TERMS OF THE OFFERING

Securities Offered

We are offering 1,000,000 shares of common stock, at $0.30 per share, for total gross offering proceeds of $300,000.

Shares of common stock outstanding
as of the date of this prospectus                        5,000,000 shares

Shares of common stock outstanding
after offering:                                          6,000,000 shares

The offering will remain open until all shares are sold, but not later than December 31, 2007. Pending receipt of the subscription amount, sale proceeds will be held in escrow at Securities Transfer Corporation, and if all such shares are not sold by December 31, 2007, such funds will be returned to the subscribers without interest or deduction.

                                 USE OF PROCEEDS

If we sell all 1,000,000 shares we are offering, we will receive proceeds of $270,000, net of offering costs of $30,000 which we will apply to working capital and purchase of additional horses. See "Use of Proceeds."

                              PLAN OF DISTRIBUTION

This is a self-underwritten, direct public offering, with no commitment by anyone to purchase any shares. The shares offered by us will be offered and sold by our principal executive officers and directors, who will be considered to be underwriters. The offering will be made only to accredited investors and only in states in which there is an exemption for sales to accredited investors.

                                 FINANCIAL DATA

Summary Operations Data
                                                         March 10, 2006
                                                       (Date of Inception)
                                                       to January 31, 2007

Revenues                                                     ($ -- )
Expenses                                                    (22,531)
Net income (loss)                                           (22,531)
Basic and diluted loss per share                                --


Balance Sheet Data
                                             January 31, 2007   October 31, 2006

(unaudited) (audited)

Current assets                                   $ 6,685              $ 47
Investment in horses                             145,048           118,608
Total liabilities                                161,764           128,547
Stockholders' equity (deficit)                   (10,031)           (9,892)

                                  RISK FACTORS

IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS, THE FOLLOWING RISK FACTORS SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS IN EVALUATING THE COMPANY AND ITS BUSINESS AND FUTURE PROSPECTS BEFORE PURCHASING ANY OF THE COMMON STOCK.

                          RISKS RELATED TO OUR BUSINESS

We have a limited operating history, and our business in unproven.

We are a development stage company, with no history of operations. We were incorporated in the State of Nevada and commenced operations on March 10, 2006 and are a start-up company with no operating history or revenues. We have depended upon limited investment in our securities to survive. We need to receive all of the proceeds of the shares offered by us in this offering to proceed with our business plan. Should we fail to raise substantial funds, the business will expand more slowly, if at all. We expect to become a reporting company following the closing of this offering, and our general and administrative expenses related to public company reporting and governance, together with other overhead costs, will be approximately $10,000 per month. Although management has agreed to fund working capital deficits for 12 months following the closing of the offering, if we cannot obtain additional funding from the offering or during such 12 months, we will eventually face insolvency and a cessation of operations.

We will require additional capital beyond the proceeds of this offering.

Even if we sell all of the shares offered, we will not have significant funds for further expansion and will likely need to obtain additional funding to realize our full potential. We are only seeking to raise $300,000. As a result, we will still be considered an extremely small company, even if we sell all of the stock we are trying to sell. Because we will have so little money, any negative financial event could totally deplete any reserve we had hoped to have.

Our auditors have questioned our ability to continue as a "going concern".

Since inception, we have incurred losses from operations and lack sufficient liquidity to continue our operations without external financing. For the year ended October 31, 2006, we had a net loss of $15,142 and for the three months ended January 31, 2007, we had a net loss of $7,389. In our Auditor's Report dated March 5, 2007 (except as to Note 7 which is as of April 20, 2007), our auditors have stated that these factors raise substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amount liabilities that might be necessary should we be unable to continue as a going concern.

Our continuation as a going concern is dependent upon achieving profitable operations and related positive cash flow and satisfying our immediate cash needs by external financing until we are profitable. Our plan to achieve profitability include the purchase, development, and resale of horses. We seek to raise additional capital through equity issuance, debt financing, and other types of financing, but we cannot guarantee that sufficient capital will be raised. No assurances can be given that we will be able to continue as a going concern.

We must maintain our key managers.

Our success will depend greatly upon our President and Vice President. Dwight McLellan serves as Chairman, President, CEO and Director, and Trixy Sasyniuk-Walt serves at Vice President, Secretary, Treasurer and Director. The loss of either of their services would hamper our ability to implement our business plan, and could cause our stock to become worthless. We will be heavily dependent upon their entrepreneurial skills and experience to implement our business plan and to continue the development of our business. At present, together they only contribute approximately 20 hours per week to the company, and their inability to devote greater time and attention to the affairs of the company could hinder our growth. We do not have an employment agreement with either Mr. McLellan or Ms. Sasyniuk-Walt, and there is no assurance that either will continue to manage our affairs in the future. We could lose the services of either or both parties, and the services of either Mr. McLellan or Ms. Sasyniuk-Walt would be difficult to replace. Both intend to work greater time for the company if the offering is closed, and our ability to provide effective management also depends upon the success of the offering.

One stockholder controls the company and will effectively continue to do so after the offering.

Ms. Sasyniuk-Walt currently owns 100% of shares outstanding and after the offering will hold 83 1/3% of shares outstanding. As such, she will have a significant controlling influence on matters to come before a vote of stockholders.

                          RISKS RELATED TO OUR INDUSTRY

Transactions may not be profitable.

Pinhooking is essentially the buying and reselling of horses. Thus, one of the inherent risks is the horses bought with the intention of reselling them at higher prices will not necessarily translate into a profitable transaction and we could end up losing money on the transaction. Our plan is to buy and sell thoroughbred race horses before they begin racing. The goal is to purchase young horses based upon their pedigree and appearance, hoping to resell them to others for a profit. Thus the ability to profit from operations will depend upon the ability to buy at attractive prices, which will depend in large measure upon the ability of the pinhooker to spot potential value in the horses it selects.

We cannot obtain injury insurance for our horses.

Thoroughbred horses can only be insured for mortality. We cannot insure our horses in case of an injury, and in the event of an injury, we may not be able to resell the horse and recover the costs incurred to acquire and develop the horse.

                           RISKS RELATED TO OUR STOCK

We are controlled by our Management

Our management owns or controls a significant number of the outstanding shares of our common stock and will continue to have significant ownership of our voting securities for the foreseeable future.

This is a very small offering.

Because this is a self-underwritten offering, we offer no assurance that our stock will be sold. This offering is being conducted on a direct basis by our officers, who will be considered to be statutory underwriters. As such, no assurance are given as to whether any proceeds will be obtained from the sale of shares offered by us. In the event we fail to obtain the proceeds sought from the sales of shares by us in this offering, our ability to implement our business plan will be materially and adversely affected.

The offering price was established arbitrarily.

We determined the offering price for the shares being offered arbitrarily, and the eventual market price, if any, may be much lower. We chose the offering price for these shares without basing the price on our assets, book value, net worth or any other recognized criteria of value. If a public market for our common stock ever does develop, the value of our securities could be substantially less than the $0.30 per share offering price. This could result in an immediate and significant per-share reduction in the value of your investment.

We may not reach the offering proceeds.

We have established a suitability requirement for investors in the offering that they be "accredited investors" as defined by the rules of the Securities and Exchange Commission, or non-residents of the United States. Such requirement will limit the possible number of investors in the offering and make more difficult the ability to obtain the offering proceeds.

Stockholders will face immediate dilution in the book value of their shares.

The 5,000,000 outstanding shares of common stock were sold for an average of $0.001 per share. If all 1,000,000 shares are sold in the offering for a price of $0.30 per share, the new investors will realize an immediate dilution in the book value of their shares in the amount of $0.25 per share, or 83% of the value thereof.

Selling shares of our stock could be difficult, making your investment in the company illiquid.

There is no public market for our shares, and an investment in the company should be considered an illiquid investment. There is currently no market for any of our shares and no assurance are given that a public market for such securities will develop or be sustained if developed. While we plan, in connection with this offering, to take affirmative steps to request or encourage one or more broker/dealers to act as market makers for our securities, and to cause such stock to be traded on the OTCBB, no such efforts have yet been undertaken and no assurance are given that any such efforts will prove successful. As such, investors may not be able to readily dispose of any shares purchased hereby.

We may not remain a reporting company upon the conclusion of the offering, and your access to information about the company would be limited.

Upon conclusion of the offering, we will be required to file disclosure reports with the Securities and Exchange Commission for a period of one year. At the end of one year, we may discontinue such reports if there are not 300 stockholders of record. If the company is not successful in executing its business plan, we may choose to discontinue SEC reporting if there are fewer than 300 stockholders as a measure to cut costs, in which case investors will have little or no current information on which to make investment decisions, our securities would be excluded from the OTCBB, and much of SEC Rule 144 would cease to be available.

Our stock will be subject to the penny stock regulations, which will further degrade the market for one stock.

Because our stock will be subject to the penny stock regulations and may be more difficult to sell than other registered stock. Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. As our shares immediately following this offering will be subject to these penny stock rules, investors in this offering will in all likelihood find it more difficult to sell their securities.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under "Prospectus Summary", "Risk Factors", "Management's Discussion and Analysis of Financial Condition and Results of Operations",
"Business", and elsewhere in this prospectus constitute forward-looking statements. These statement involve known and unknown risks, uncertainties, and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential", "continue" or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

                                 USE OF PROCEEDS

The table below shows how proceeds from this offering would be used and the priority of the use of net proceeds in the event actual proceeds are not sufficient to accomplish the uses set forth.

Shares sold                                        1,000,000

Gross proceeds from offering                        $300,000
Less offering expenses                                30,000
Net proceeds from offering                           270,000

Use of net proceeds

Salaries                                              45,000
Working capital                                      100,000
Horse purchases                                      125,000

While management has developed the foregoing estimates to the best of its ability, there can be no assurance that we will spend the proceeds exactly as laid out in the table. Accordingly, management will have significant flexibility in applying the net proceeds of the offering. Proceeds not immediately required for the foregoing purposes will be invested principally in federal and/or state government securities, short-term certificates of deposit, money market funds or other short-term interest-bearing investments.

                       DETERMINATION OF THE OFFERING PRICE

Prior to this offering, there has been no established public market for the shares of our common stock. As a result, the offering price and other terms and conditions relative to the shares of common stock offered hereby have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value, net worth, actual results of operations, or any other established objective investment criteria. There is no relationship between the offering price of the common stock and our assets, earnings, book value or any other objective criteria of value. In addition, no investment banker, appraiser or other independent, third party has been consulted concerning the offering price for the shares or the fairness of the price for the shares.

                      MARKET FOR THE COMPANY'S COMMON STOCK

There is currently, no public market for the Company's common stock. The Company at a future date and if it meets the requirements, will undertake to have its common stock listed on the OTC Bulletin Board maintained by members of the National Association of Securities Dealers, Inc.

                         SHARES ELIGIBLE FOR FUTURE SALE

As of April 25, 2007, 5,000,000 shares of common stock were outstanding. All of these shares are "restricted securities" as such term is defined under Rule 144, in that such shares were issued in private transactions not involving a public offering and may not be sold in the absence of registration other than in accordance with Rule 144 promulgated under the Securities Act of 1933 or another exemption from registration.

In general, under Rule 144 as currently in effect, a person, including an affiliate, who has beneficially owned shares for at least one year is entitled to sell, within any three month period a number of shares that does not exceed the greater of one percent of the then outstanding shares of our common stock or the average weekly trading volume in our common stock during the four calendar weeks preceding the date on which notice of such sales is filed, subject to various restrictions. In addition, a person who is not deemed to have been an affiliate of ours at any time during the 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least two years would be entitled to sell those shares under Rule 144(k) without regard to the requirements described above. To the extent that shares were acquired from an affiliate, such person's holding period for the purpose of effecting a sale under Rule 144 commences on the date of transfer from the affiliates.

                                 DIVIDEND POLICY

The Company has never paid or declared a cash dividend on its common stock and does not intend to pay cash dividends in the foreseeable future. The payment by the Company of dividends, if any, on its common stock in the future is subject to the discretion of the Board of Directors and will depend on the Company's earnings, financial condition, capital requirements and other relevant factors.

                           DESCRIPTION OF THE BUSINESS

History of the Company

The Company was incorporated on March 10, 2006 under the laws of the State of Nevada. The Company's business plan involves the acquisition and sale of thoroughbred race horses of every age from broodmares, weanlings and yearlings to racehorses and stallions. An area of particular concentration is the purchase and sale of weanlings and yearlings at auctions, commonly referred to as "pinhooking". The Company's principal office is located at 211 Misty Morning Drive, Calgary, Alberta T3Z 2Z8. The telephone number is (403) 370-1176.

Industry Overview

Pinhooking is essentially the purchase of thoroughbred weanlings and yearlings at various horse auctions with a view to resell them in the short term at similar auctions.

All horses have common birthdays on January 1, regardless when they are born. Thoroughbred horses are bred to be born anywhere from January to June. So if a horse is born in June, it is considered a late foal. If it is born in January, it is considered an early foal. An early foal is preferred over a late foal, because a horse born in June will officially be one year old on January 1, when in reality it is only six months old. Horses are called weanlings until they reach the age of one and yearlings until they reach the age of two.

Thoroughbred racing is a high-risk investment, with limited returns for the average horse owner. It is a high profile glamour sport, and the ultimate goal is to own a "big" horse, winning a major race such as the Kentucky Derby. Statistically, the great majority of owners lose money in racing operations.

In contrast, pinhooking involves only the buying and selling of horses and does not deal with the training, and racing of horses. To be successful in pinhooking, one needs to be able to not only assess the current market correctly but also assess what the market will be like within the next year for the offsprings of various sires. In selecting horses for potential profit, one needs to know the market for popular sires, be good in assessing pedigree and conformation (i.e., the appearance of the horse in regard to its balance, proportion, and lack of actual or potential physical defects) of horses, and thereby have a feel for the potential increase in value of a horse from weanling to yearling to two year olds. Pinhookers base their purchases on a variety of speculative inputs - the commercial value of a sire, the growth potential of each weanling, the racing success of the dam line and the potential market place. Using these inputs, a pinhooker is looking to exploit the differences in the two markets by assuming a risk position in the buy-sell transaction, also known as speculative arbitrage.

Business Plan

In general, it is the Company's intent to operate profitably in a number of areas, all involving the purchase and sale of thoroughbred horses.

The primary operations and their criteria is as follows:

(1)  Purchase of weanlings in the fall, to be resold as yearlings in the spring.

(2) Purchase of yearlings in the fall, to be resold as two-year olds in the spring.

(3) Purchase of broodmares in foal in the spring. The offsprings (to be born within 30-60 days from purchase date) would be sold as weanlings in the fall. After giving birth, the broodmares would immediately be bred to selected stallions, thus giving the Company the option to:

     a. sell the broodmares in foal during the fall (current year) or spring (following year).

     b.   sell the foals in the spring of the following year.

Our strategy will be to emphasize the purchase of a number of modestly-priced horses, generally with purchase prices less than $25,000, as opposed to a smaller number of higher-priced horses. We believe this is a prudent business model because:

o    We can buy more horses and thereby diversify some of our risk;

o We expose ourselves to a greater chance of finding the horse that can produce a significant profit because of the popularity of its bloodline following the success of its siblings or the extraordinary development of a horse as it grows.

o We will seek to avoid losing money on our acquisitions, returning modest profits on the usual purchase, and exposing ourselves to one or more very successful sale transactions.

The risk of this plan is that we may not find the extraordinary horse or horses in each year's purchase, and that the modest gains and losses from the ordinary purchases will be insufficient to cover operating costs.

All horses will be insured for mortality at the time of their purchase.

The Company seeks to acquire ownership of horses that, in the opinion of management, have the greatest potential to represent profitable investment, measured by the difference between the price paid for each animal at auction and the sales price and the sales price subsequently received. The Company has no contracts in place at this time to purchase any additional horse or horses. While the Company's management is hopeful that purchases can be consummated in the future on favorable terms, it can make no such representations.

In our pinhooking operations, we will seek to find undervalued horses that show great promise as future race horses, based upon pedigree and conformation.

Maintenance of Horses

The horses that we purchase can be boarded and trained at numerous farms in many parts of the United States. We currently board and train our horses at Cloverleaf Farms in Reddick, Florida. To board and train a horse, we currently pay $45 per day per horse. These charges include everything except veterinarian charges, if any.

Inventory

On August 22, 2006, we bought seven horses at the OBS (Ocala Breeders' Sales Company) Sale in Ocala, Florida.

The following are the names, sex and the purchase amount of the horses we purchased:

1 year old colt - Sire: Macho Uno - Dam: Kitty on the Track - $25,000 1 year old colt - Sire: Volponi - Dam: Mara Queen - $11,000
1 year old filly -  Sire: Valid Wager - Dam: Onthewicket - $23,345
1 year old filly -  Sire: Volponi - Dam: Que Cherie - $10,000
1 year old colt - Sire: Wekiva Springs - Dam: Double Dani - $10,000
1 year old filly -  Sire: Volponi - Dam: Expect Anna - $15,000
1 year old filly -  Sire: Impeachment - Dam: Fenter Given - $2,500

It is our current intent to resell the above horses at the OBS June 2007 sale and/or in private transactions..

Employees

The Company has no employees. Dwight McLellan will act as advisor to all prospective horse purchases, at no cost to the company.

Competition

The buying and selling of thoroughbred horses is highly competitive. A number of companies and individuals with significantly greater resources than the Company have greater ability to be the successful bidders for quality horses that the Company might want to purchase. Due to our limited funds, we may have a difficult time competing against larger and much better financed entities who may outbid us in the auction arena on horses that we may be interested in purchasing.

Environmental Matters

The Company is not aware of any environmental liability relating to its facilities or operations that would have a material adverse affect on the Company, its business, assets or results of operations.

Legal Proceedings

There are no legal proceedings of any kind pending involving the Company and, to the knowledge of the management of the Company, no claims have been made nor any litigation threatened against the Company.

Inflation

Inflation is not expected to have a material impact on the Company or its operations in the future.

                             DESCRIPTION OF PROPERTY

The Company neither owns nor leases any physical properties. Our office is located at 211 Misty Morning Drive, in Calgary, Alberta, Canada T3Z 2Z8. Our phone number is 403-370-1176. Our horses are boarded and trained at Cloverleaf Farms in Reddick, Florida.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF PLAN OF OPERATIONS

Revenues

The Company commenced operations on March 10, 2006 and has not generated revenues. Our operating loss from March 10, 2006 (date of inception) until October 31, 2006 was $15,142, consisting of donated rent and services of $5,250, professional fees of $6,838, boarding and training fees of $2,450, and general and administrative charges of $604.

For the three months ended January 31, 2007, our operating loss was $7,389, consisting of $2,250 donated rent and services, $139 general and administrative expense, and $5,000 in boarding and training fees.

Liquidity and Capital Resources

We acquired seven horses in August 2006 for an aggregate purchase price of $96,845. Such funds were obtained from a loan of $100,200 from Ms. Tracy Sasyniuk, a relative of a director of the Company. The loan is unsecured, non-interest bearing and payable on demand. In addition, Ms. Sasyniuk has agreed not to call the loan and to cover our operating costs for at least the first 12 months after the closing of the offering. As of January 31, 2007, we have a working capital deficit of $10,031.

Plan of Operations

The thoroughbred business is a capital intensive operation by virtue of the investment of livestock. We anticipate the acquisition of additional horses during our current fiscal year with the intention of selling them at various auctions or in private transactions. In order to maintain cash flow to make additional purchases. Accordingly our operations are limited by the amount of funds we have to operate with.

The Company's continued existence is dependent upon its ability to generate sufficient cash flows from operations to support its daily operations. The Company remains dependent upon additional external sources of financing to provide sufficient working capital to preserve the integrity of the corporate entity.

For the balance of our October 31, 2007 fiscal year operations, our plan is to dispose of the seven horses we own, probably in June 2007, but in any event, before October 31, 2007. We paid $96,845 for the horses, and boarding/training expenses will be approximately $76,600 through time of sale. Thus, we will need to realize approximately $175,000 for sales proceeds to break even. We will apply the proceeds of the sales to the purchase of additional horses and working capital. We will also apply the proceeds of this offering to working capital and horse acquisition. Even if we are unsuccessful in selling our horses for a profit, Ms. Sasyniuk has agreed to defer the due date of the loan and to fund our operations for 12 months after closing the offering. After that we will need to be self-sustaining or face the probability of closing the Company.

Obligations

We have no liabilities or other obligations other than the $100,200 loan from Ms. Sasyniuk.

                                   MANAGEMENT

The directors and officers of the Company are listed below with information about their respective backgrounds.

Name                    Age      Position
----------------------- -------- -----------------------------------------------

Dwight McLellan         43       Chairman, President, CEO & Director
Trixy Sasyniuk-Walt     32       Vice President, Secretary, Treasurer & Director

Dwight McLellan has served as Chairman, President, CEO and a Director of the Company since March 2006. Mr. McLellan has been the President since 2002 of the United Horsemen of Alberta, Canada (currently developing a racing entertainment centre and track at Balzac, Alberta, Canada. Mr. McLellan is a member of the Canadian Thoroughbred Horse Society and a founding member of the United Horsemen of Alberta.

Trixy Sasyniuk-Walt has served as Vice President, Secretary, Treasurer and a Director of the Company since March 2006. Ms. Sasyniuk-Walt has been involved since 2000 with management and administration of pensions at Standard Life as Pensions Administrator and is completing her second SEEBS designation. Ms. Sasyniuk-Walt will coordinate the day to day management of the company.

All directors hold office until the next annual meeting of the stockholders of the Company or until their successors have been elected and qualified. Officers serve at the discretion of the Board of Directors.

                             EXECUTIVE COMPENSATION

The Company pays no compensation to its officers and directors currently and has paid no compensation in any amount or of any kind to its executive officers or directors since inception.

                             PRINCIPAL STOCKHOLDERS

The following information table sets forth certain information regarding the Company's common stock owned on April 14, 2007 by (1) any person (including any "group") who is known by the Company to own beneficially more than 5% of its outstanding Common Stock, (2) each director and executive officer, and (3) all executive officers and directors as a group.

Name and Address(a)         Shares Owned   Percentage
--------------------------- -------------- -----------

Trixy Sasyniuk-Walt         5,000,000      100%

(a) The address is 211 Misty Morning Drive, Calgary, AB T3Z 2Z8

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In order to maintain liquidity, the Company has obtained non-interest bearing advances from Ms. Tracy Sasyniuk, a relative of a director in the Company. These advances are unsecured, non-interest bearing, and payable on demand . As of January 31, 2007 the Company owed $150,359 to Ms. Sasyniuk, for working capital purposes. Ms. Sasyniuk has agreed not to call the loan and to cover our operating costs for at least the first 12 months after the closing of the offering.

Mr. McLellan and Ms. Sasyniuk-Walt may be considered to be promoters of the Company. As such, Ms. Sasyniuk-Walt purchased 5,000,000 shares of common stock in March, 2006, in exchange for $5,000, which was paid on January 10, 2007.

During the period ended October 31, 2006, rent with a fair value of $250 per month and management services with a fair value of $500 per month was provided at no cost by the President of the Company. As at October 31, 2006, donated rent and services of $1,750 and $3,500 respectively, were charged to operations and treated as donated capital.

                              PLAN OF DISTRIBUTION

We are offering 1,000,000 shares at a price of $0.30 per share to be sold by us through the efforts of our executive officers. Since our shares are sold through our executive officers, no compensation will be paid with respect to such sales. In addition, because the offering is conducted on a "direct sale" basis, there is no assurance that any of the shares offered hereby will be sold. Because of such selling method, the Company believes the person selling the shares will not be considered to be "securities brokers" due to the exemption from the definition of a broker under SEC Rule 3a4-1

The offering will remain open until the sale of all of the shares offered by us December 31, 2007, or unless we determine, in our discretion, to cease the selling efforts. Our officers, directors and stockholders and their affiliates may purchase shares in this offering.

Pending receipt of the offering proceeds, amounts received will be held in escrow at Securities Transfer Corporation. Upon receiving the full offering proceeds, the escrow will terminate and we will have use of such funds once we accept a subscription and funds have cleared. Such funds shall be non-refundable, except as may be required by applicable law.

Upon effectiveness of this registration statement, we will conduct the sale of the shares we are offering on a self-underwritten, direct basis. This means that we do not have an underwriter and that we will sell the shares directly to investors. Participating on our behalf in the distribution are Mr. McLellan and Ms. Sasyniuk-Walt, our principal executive officers, who are exempt from registration as a broker-dealer under Rule 3a4-1 of the Securities Exchange Act on the basis that they are not affiliated with a registered broker-dealer, they will receive no compensation for their efforts, are not subject to any statutory disqualification and primarily perform duties for the Company, other than selling securities. All shares of our common stock that we are registering for sale by the Company will be sold at a price per share of $0.30. There can be no assurance that we will sell the shares offered. We have no arrangement or guarantee that we will sell any shares. All subscription checks shall be made payable to the order of Securities Transfer Corporation Trust account for Aspen Racing Stables Inc.

We will pay all the expenses incident to the registration, offering and sale of the shares to the public.

Under the penny stock regulations, a broker-dealer selling penny stocks to anyone other than an established customer or "accredited investor" (generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000, together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. In addition, unless the broker-dealer or the transaction is otherwise exempt, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the Registered Representative and current quotations for the securities. A broker-dealer is additionally required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

                        INVESTOR SUITABILITY REQUIREMENTS

This offering is limited to "accredited investors" who are high net worth and/or sophisticated investors, and persons who are not residents of the United States, as more fully described below.

Accreditation Requirements

An investor is an "accredited investor" only if such investor meets one or more of the following:

          (i) the investor is a natural person who has a net worth, or joint net worth with that person's spouse exceeding $1,000,000 at the time of purchase;

          (ii) the investor is a natural person who individually had income in excess of $200,000 in each of the two most recent years, or joint income with that person's spouse in excess of $300,000 in each of those years, and who reasonably expects income in excess of those levels in the current year;

          (iii) the investor is a director or executive officer of the Company;

          (iv) the investor is either (a) a bank defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual of fiduciary capacity; (b) any broker or dealer registered pursuant to Section 15 of the Securities Act of 1934, as amended; (c) an insurance company as defined in Section 2(13) of the Securities Act; (d) an investment company registered under the Investment Company Securities Act;
               (e) a Small Business Investment Company licensed by the United States Small Business Administration under Section 301(d) or (d) of the Small Business Investment Securities Act of 1958; (f) a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such a plan has total assets in excess of $7,000,000; (g) an employee benefit plan within the meaning of Title 1 of the Employee Retirement Income Security Act of 1974, as amended, if the investment decision is made by a plan fiduciary, which is either a bank, a savings and loan association, insurance company, or registered investment advisor, or if the plan has assets in excess of $7,000,000, or if a self-directed plan, with the investment decisions made solely by persons that are accredited investors;

          (v)  the  investor is a private  business  development  company  under
               Section 202(a)(22) of the Investment Advisers Securities Act of 1940;

          (vi) the investor is any organization described in Section 501(c)(3) of the Internal Revenue Code and certain other corporations, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $7,000,000;

          (vii) the investor is any trust with total assets in excess of $7,000,000 not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as defined in Section 230.506(b)(2)(ii) of Regulation D promulgated under the Securities Act; or

          (viii) the investor is any entity in which all of the equity owners are accredited investors.

In the case if a husband and wife subscribing jointly, satisfaction of the net worth standards must be determined by aggregating their net worth and satisfaction of the income standards must be determined by joint or individual tax returns, as the case may be. Any other persons subscribing for shares jointly, including members of partnerships formed for the purpose of purchasing shares, must each satisfy the applicable net worth and income standards without regard to the other joint purchasers. In the case of a subscriber that is itself a partnership (other than a partnership formed for the purpose of purchasing shares) of a trust, the applicable net worth income standards must be satisfied by the entity. In the case of a subscriber purchasing as custodian for a minor, the applicable net worth standards must be satisfied by the custodian.

We will sell shares of our common stock to foreign investors pursuant to exemptions from U.S. law and the laws of the jurisdictions in which sales occur.

Each subscriber will be required to satisfy the investor suitability standards set forth above. An investment in the shares is only suitable for those investors who have adequate means to provide for their current needs and personal contingencies and who have no need for liquidity in this investment. Furthermore, investors must demonstrate an appropriate level of financial sophistication. Investors should recognize that the suitability standards set forth above are minimum requirements and that the satisfaction of these standards does not necessarily mean that investment in the shares is suitable for an investor meeting these standards. We reserve the right to reject any subscription for any reason whatsoever.

We will require each investor to make representations and warranties relating to the suitability of an investment in the shares for each investor as set forth in the form of subscription agreement to accompany this prospectus. We may also make or cause to be made such further inquiry as we deem appropriate. We may, in our absolute discretion, reject subscriptions, in whole or in part, or allot to a particular investor fewer than the number of shares for which the investor subscribed. We reserve the right to modify or increase the suitability standards with respect to certain investors, in order to comply with any applicable state or local laws, rules or regulations or otherwise. Shares will be offered only to accredited investors in states where an exemption from registration exists. In addition, shares may be sold to foreign purchasers where permitted by law.

                     DESCRIPTION OF THE COMPANY'S SECURITIES

The authorized capital stock of the Company consists of 100,000,000 shares of common stock with a par value of $0.001 per share and 10,000,000 shares of preferred stock with a par value of $0.001 per share. The holders of common stock: (1) are entitled to one vote per share on all matters that the stockholders may vote on at meetings of stockholders; (2) do not have pre-emptive, subscription or conversion rights, and there are no redemption of sinking fund provisions applicable thereto; and (3) are entitled to share ratably in the assets of the Company, after the payment of all debts and liabilities, available for distribution to holders of common stock upon the liquidation, dissolution or winding up of affairs of the Company. The Company has no preferred stock, debentures, warrants, options or other instruments outstanding or that could be converted into common stock of the Company.

Holders of shares of the common stock do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares (the "majority stockholders"), when voting for the election of directors, can elect all of the directors and, in such situations, the holders of the remaining shares will not be able to elect as the Company's directors anyone other than those candidates supported by the majority stockholders. The only stockholder at the present time is Trixy Sasyniuk-Walt. Holders of shares of the common stock are entitled to receive dividends if and when declared by the Board of Directors out of funds legally available therefore. See "Dividend Policy".

On March 10, 2006, the company's Board of Directors approved an amendment to the Company's Articles of Incorporation to modify the company's capital structure to allow for the issuance of 110,000,000 total equity shares consisting of 100,000,000 shares of common stock, with a par value of $0.001 per share and 10,000,000 shares of preferred stock, with a par value of $0.001 per share. The effects of these transactions are reflected in the accompanying financial statements as of the first day of the first period presented.

                                  LEGAL MATTERS

The validity of the common stock covered by this registration statement will be passed upon for the Company by Lionel Sawyer & Collins, Reno, Nevada.

                                     EXPERTS

The financial statements included in the registration statement on Form SB-2 have been audited by, Manning Elliott, LLP, Chartered Accountants, Vancouver, BC, to the extent and for the periods set forth in its report, and are included herein in reliance upon the authority of said firm as experts in auditing and accounting.

                             ADDITIONAL INFORMATION

The Company will become subject to the reporting requirements of the Securities and Exchange Act of 1934, as amended, and in the future will file, periodic reports and other information with the Securities and Exchange Commission ("Commission"). You may read and copy any of these reports at the following public reference rooms maintained by the Commission at 100 First Street, N.E., Washington, D.C. 20549.

The Commission also maintains an internet website that contains these reports and information about issuers such as the Company that file electronically with the Commission. The address of that site is: http://www.sec.gov.

The Company has filed with the Commission a registration statement (including exhibits and information which the Commission permits the registrant to omit from the prospectus) on Form SB-2 under the Securities Act of 1933, as amended, with respect to the common stock covered by this prospectus. Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement. You may obtain copies of the registration statement, including exhibits and other information about the Company, by contacting the Commission in the manner and at the addresses referenced above.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. Neither the Company nor the Selling Stockholders have authorized anyone else to provide you with different information. Neither the Company nor the Selling Stockholders are making an offer to sell, nor soliciting an offer to buy, these securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein or our affairs have not changed since the date hereof.

                                TABLE OF CONTENTS

You may rely on the information contained in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. Neither the delivery of this prospectus nor the sale of common shares means that information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or solicitation of an offer to buy our common shares in any circumstances under which the offer or solicitation is unlawful.



Heading                                                     Page

Prospectus Summary                                             2

Risk Factors                                                   4

Use of Proceeds                                                7

Business and Properties                                        8

Management                                                    10

Principal Stockholders                                        11

Plan of Distribution                                          12

Investor Suitability Requirement                              13

Legal Matters                                                 15

Index to Financial Statements                                 16


Until , 2007 (90 days from the date of this Prospectus), all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Aspen Racing Stables Inc.
(A Development Stage Company)

January 31, 2007

                                                                           Index



Report of Independent Registered Public Accounting Firm......................F-1

Balance Sheet................................................................F-2

Statement of Operations......................................................F-3

Statement of Cash Flows......................................................F-4

Statement of Stockholders' Deficit...........................................F-5

Notes to the Financial Statements............................................F-6

             Report of Independent Registered Public Accounting Firm


To the Directors and Stockholders
Aspen Racing Stables Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of Aspen Racing Stables Inc. (A Development Stage Company) as of October 31, 2006, and the related statement of operations, cash flows and stockholders' deficit from March 10, 2006 (Date of Inception) to October 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Aspen Racing Stables Inc. (A Development Stage Company) as of October 31, 2006, and the results of its operations and its cash flows from March 10, 2006 (Date of Inception) to October 31, 2006 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has not generated any revenues and has incurred operating losses since inception. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MANNING ELLIOTT LLP

CHARTERED ACCOUNTANTS

Vancouver, Canada

March 5, 2007, except as to Note 7 which is as of April 20, 2007



(The accompanying notes are an integral part of these financial statements)





Aspen Racing Stables Inc.
(A Development Stage Company)
Balance Sheet
(Expressed in US dollars)


                                                                               October 31,
                                                                 January 31,     2006
                                                                    2007           $
                                                                     $          Restated
                                                                (Unaudited)     (Note 7)
                                                                -----------     --------
ASSETS

Current Assets

   Cash                                                              6,685          47

 Investment in Horses (Note 3)                                     145,048     118,608
--------------------------------------------------------------------------------------
Total Assets                                                       151,733     118,655
--------------------------------------------------------------------------------------



LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities

Accounts payable                                                    11,405      28,347

Due to related party (Note 4(b))                                   150,359     100,200
--------------------------------------------------------------------------------------
Total Liabilities                                                  161,764     128,547
--------------------------------------------------------------------------------------

Commitments and Contingencies (Note 1)

Stockholders' Deficit

Preferred Stock, 10,000,000 shares authorized, $0.001 par value
None issued and outstanding                                           --          --

Common Stock, 100,000,000 shares authorized, $0.001 par value
5,000,000 shares issued and outstanding                              5,000       5,000

Stock subscriptions receivable (Note 5)                               --        (5,000)

Donated Capital (Note 4(a))                                          7,500       5,250

Deficit Accumulated During the Development Stage                   (22,531)    (15,142)
--------------------------------------------------------------------------------------
Total Stockholders' Deficit                                        (10,031)     (9,892)
--------------------------------------------------------------------------------------
Total Liabilities and Stockholders' Deficit                        151,733     118,655
--------------------------------------------------------------------------------------


(The accompanying notes are an integral part of these financial statements)



Aspen Racing Stables Inc.
(A Development Stage Company)
Statement of Operations
(Expressed in US dollars)


                                         Accumulated from                             For the period from
                                          March 10, 2006       Three Months           March 10, 2006
                                       (Date of Inception)        Ended             (Date of Inception)
                                          to January 31,       January 31,            to October 31,
                                               2007                2007                    2006
                                           (Unaudited)         (Unaudited)           Restated (Note 7)
                                                $                   $                        $
                                         ---------------      ---------------        ---------------

Revenue                                                                                    -
-----------------------------------------------------------------------------------------------------------------

Expenses

Donated rent (Note 4(a))                      2,500                  750                1,750
Donated services (Note 4(a))                  5,000                1,500                3,500
General and administrative                      743                  139                  604
Professional fees                             6,838                 --                  6,838
Stable fees                                   7,450                5,000                2,450
-----------------------------------------------------------------------------------------------------------------

Total Expenses                               22,531                7,389               15,142
-----------------------------------------------------------------------------------------------------------------

Net Loss For the Period                     (22,531)              (7,389)            (15,142)
-----------------------------------------------------------------------------------------------------------------

Net Loss Per Share - Basic and Diluted                               --                   --
-----------------------------------------------------------------------------------------------------------------

Weighted Average Shares Outstanding                            5,000,000            5,000,000
-----------------------------------------------------------------------------------------------------------------



(The accompanying notes are an integral part of these financial statements)




Aspen Racing Stables Inc.
(A Development Stage Company)
Statement of Cash Flows
(Expressed in US dollars)


                                                                          Accumulated from                       For the period from
                                                                           March 10, 2006        Three Months       March 10, 2006
                                                                         (Date of Inception)        Ended        (Date of Inception
                                                                           to January 31,        January 31,        to October 31,
                                                                                2007                 2007               2006
                                                                             (Unaudited)         (Unaudited)      Restated (Note 7)
                                                                                  $                   $                  $
                                                                          ---------------      ---------------     ---------------

Operating Activities

Net loss for the period                                                           (22,531)           (7,389)          (15,142)

   Adjustments to reconcile net loss to net cash used in operating activities:

      Donated services                                                              7,500             2,250             5,250

   Changes in operating assets and liabilities:

      Accounts Payable                                                             11,405           (16,942)           28,347

-----------------------------------------------------------------------------------------------------------------------------------
Net Cash Flows Provided By (Used In) Operating Activities                          (3,626)          (22,081)           18,455
-----------------------------------------------------------------------------------------------------------------------------------

Investing Activities

   Investment in horses                                                          (145,048)          (26,440)         (118,608)
  ---------------------------------------------------------------------------------------------------------------------------------
Net Cash Flows Used In Investing Activities                                      (145,048)          (26,440)         (118,608)
-----------------------------------------------------------------------------------------------------------------------------------

Financing Activities

   Advances from a related party                                                  150,359            50,159           100,200
   Proceeds from issuance of common shares                                          5,000             5,000              --

-----------------------------------------------------------------------------------------------------------------------------------
Net Cash Flows Provided By Financing Activities                                   155,359            55,159           100,200
-----------------------------------------------------------------------------------------------------------------------------------

Increase in Cash                                                                    6,685             6,638                47

Cash - Beginning of Period                                                           --                  47              --
  ---------------------------------------------------------------------------------------------------------------------------------
Cash - End of Period                                                                6,685             6,685                47
-----------------------------------------------------------------------------------------------------------------------------------

Supplemental Disclosures
   Interest paid                                                                     --                --                --
   Income taxes paid                                                                 --                --                --
-----------------------------------------------------------------------------------------------------------------------------------





(The accompanying notes are an integral part of these financial statements)



Aspen Racing Stables Inc.
(A Development Stage Company)
Statement of Stockholders' Deficit
For the Period from March 10, 2006 (Date of Inception) to January 31, 2007
(Expressed in US dollars)


                                                                                                       Deficit
                                                                                                     Accumulated
                                                                              Stock                   During the
                                                           Common Stock     subscriptions  Donated   Development
                                                       Shares    Par Value   receivable    Capital      Stage         Total
                                                         #          $            $           $             $            $
                                                      -------     -------    -------       -------     -------      -------

Balance - March 10, 2006 (Date of Inception)            --          --          --           --          --           --

Common stock issued for cash at $0.001 per share   5,000,000       5,000      (5,000)        --          --           --

Donated rent and services                               --          --          --          5,250        --          5,250

Net loss for the period                                 --          --          --           --       (15,142)     (15,142)
-----------------------------------------------------------------------------------------------------------------------------------

Balance - October 31, 2006                         5,000,000       5,000      (5,000)       5,250     (15,142)      (9,892)

Subscriptions received                                  --          --         5,000         --          --          5,000

Donated rent and services                               --          --          --          2,250        --          2,250

Net loss for the period                                 --          --          --           --        (7,389)      (7,389)
-----------------------------------------------------------------------------------------------------------------------------------
Balance - January 31, 2007                         5,000,000       5,000        --          7,500     (22,531)     (10,031)
-----------------------------------------------------------------------------------------------------------------------------------






(The accompanying notes are an integral part of these financial statements)

Aspen Racing Stables Inc.
(A Development Stage Company)
Notes to the Financial Statements
(Expressed in US dollars)




1.   Development Stage Company

     Aspen Racing Stables Inc. (the "Company") was incorporated in the State of Nevada on March 10, 2006. The Company is a Development Stage Company, as defined by Statement of Financial Accounting Standard ("SFAS") No.7 "Accounting and Reporting by Development Stage Enterprises". The Company's principal business is the purchase, breeding, training, and resale of horses. During the year ended October 31, 2006, the Company purchased seven foals and commenced breeding and training of the foals with the intention of reselling the horses as yearlings.

     These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has never generated revenues since inception and has never paid any dividends and is unlikely to pay dividends or generate earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations. As at January 31, 2007, the Company has never generated any revenues and has accumulated losses of $22,531 since inception and a working capital deficit of $10,031. These factors raise substantial doubt regarding the Company's ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

     The Company is planning to file an SB-2 Registration Statement with the United States Securities and Exchange Commission to issue 1,000,000 shares of common stock at $0.30 per share for gross proceeds of $300,000.


2.   Summary of Significant Accounting Policies

a)   Basis of Presentation

     These financial statements and related notes have been prepared by the Company in accordance with accounting principles generally accepted in the United States, and are expressed in US dollars. The Company's fiscal year-end is October 31.

b)   Use of Estimates

     The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company regularly evaluates estimates and assumptions related to donated expenses and deferred income tax asset valuations. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the  circumstances,  the  results  of which form the basis for making judgments  about the  carrying  values of assets  and  liabilities  and the accrual of costs and  expenses  that are not  readily  apparent  from other sources. The actual results experienced by the Company may differ materially and adversely from the Company's estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

c)   Basic and Diluted Net Income (Loss) Per Share

     The Company computes net income (loss) per share in accordance with SFAS No. 128, "Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

2.   Summary of Significant Accounting Policies

d)   Comprehensive Loss

     SFAS No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at January 31, 2007, and October 31, 2006, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

e)   Cash and Cash Equivalents

     The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

f)   Investment in Horses

     The value of the horses include all direct acquisition costs incurred and are recorded at the lower of cost or market until they are available for sale. As the Company purchases the horses as foals with the intention of breeding, training, and selling the horses as yearlings (one-year olds), all costs associated with the acquisition, insurance, breeding, and training of the horses are capitalized.

g)   Financial Instruments

     Financial instruments, which include cash, accounts payable, and amounts due to a related party, were estimated to approximate their carrying values due to the immediate or short-term maturity of these financial instruments. The Company's operations are in Canada which results in exposure to market risks from changes in foreign currency rates. The financial risk is the risk to the Company's operations that arise from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

h)   Income Taxes

     Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109 "Accounting for Income Taxes" as of its inception. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

i)   Foreign Currency Translation

     The Company's functional and reporting currency is the United States dollar. Monetary assets and liabilities denominated in foreign currencies are translated in accordance with SFAS No. 52 "Foreign Currency Translation", using the exchange rate prevailing at the balance sheet date. Gains and losses arising on settlement of foreign currency denominated transactions or balances are included in the determination of income. Foreign currency transactions are primarily undertaken in Canadian dollars. The Company has not, to the date of these financials statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

j)   Revenue Recognition

     The Company will recognize revenue from the sale of its' horses in accordance with Securities and Exchange Commission Staff Bulletin No. 104, "Revenue Recognition in Financial Statements". Revenue will be recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the horses are available for immediate delivery, and collectibility is assured. The Company has not generated any revenue since inception on March 10, 2006.

2. Summary of Significant Accounting Policies (continued) k) Recent Accounting Pronouncements

     In February 2007, the Financial Accounting Standards Board ("FASB") issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115". This statement permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of SFAS No. 159 apply only to entities that elect the fair value option. However, the amendment to SFAS No. 115 "Accounting for Certain Investments in Debt and Equity Securities" applies to all entities with available-for-sale and trading securities. SFAS No. 159 is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provision of SFAS No. 157, "Fair Value Measurements". The adoption of this statement is not expected to have a material effect on the Company's financial statements.

     In September 2006, the SEC issued Staff Accounting Bulletin ("SAB") No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements." SAB No. 108 addresses how the effects of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. SAB No. 108 requires companies to quantify misstatements using a balance sheet and income statement approach and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative an qualitative factors. SAB No. 108 is effective for fiscal years ending after November 15, 2006. The Company is currently evaluating the impact of adopting SAB No. 108 but does not expect that it will have a material effect on its financial statements.

     In September 2006, the FASB issued SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132(R)". This statement requires employers to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This statement also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The provisions of SFAS No. 158 are effective for employers with publicly traded equity securities as of the end of the fiscal year ending after December 15, 2006. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

     In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements". The objective of SFAS No. 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements. SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. The provisions of SFAS No. 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

     In June 2006, the FASB issued FASB Integration No. 48, "Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statements No. 109" (FIN 48). FIN 48 clarifies the accounting for uncertainty in income taxes by prescribing a two-step method of first evaluating whether a tax position has met a more likely than not recognition threshold and second, measuring that tax position to determine the amount of benefit to be recognized in the financial statements. FIN 48 provides guidance on the presentation of such positions within a classified statement of financial position as well as on derecognition, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The adoption of this standard is not expected to have a material effect on the Company's results of operations or financial position.

3.   Investment in Horses

     For the period ended January 31, 2007, the Company incurred $nil (October 31, 2006 - $96,845) of direct acquisition costs and $26,440 (October 31, 2006 - $21,763) of indirect development costs related to breeding, insurance, and training of seven horses.


4.   Related Party Transactions

     a) Rent with a fair value of $250 per month and management services with a fair value of $500 per month were provided at no cost by the President of the Company. For the three month period ended January 31, 2007, donated rent and services of $750 and $1,500, respectively, were charged to operations and treated as donated capital. For the period ended October 31, 2006, donated rent and services of $1,750 and $3,500, respectively, were charged to operations and treated as donated capital.

     b) In August 2006, a relative of a director of the Company advanced $100,200 to the Company for working capital purposes. During the three months ended January 31, 2007, a relative of a director of the Company advanced a further $50,159 to the Company for working capital purposes. At January 31, 2007, $150,359 is owed by the Company. These advances are unsecured, non-interest bearing, and are due on demand.


5.   Common Stock

     On March 14, 2006, the Company issued 5,000,000 shares of common stock at a price of $0.001 per share to a director of the Company for gross proceeds of $5,000. On January 10, 2007, the Company received the proceeds of $5,000.


6.   Income Taxes

     Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has net operating losses of $9,892, which commence expiring in 2026. Pursuant to SFAS No. 109, the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years. For the period ended October 31, 2006, the valuation allowance established against the deferred tax assets increased by $3,462.

     The components of the net deferred tax asset at October 31, 2006 and the statutory tax rate, the effective tax rate and the elected amount of the valuation allowance are listed below:

                                 October 31,
                                    2006
                                      $

Net Operating Losses               9,892

Statutory Tax Rate                   35%

Effective Tax Rate                    -

Deferred Tax Asset                 3,462

Valuation Allowance               (3,462)
------------------------------------------------
Net Deferred Tax Asset               -
------------------------------------------------



7.   Restatement

      The Company has restated its financial statements as at October 31, 2006 and for the period from March 10, 2006 (date of inception) to October 31, 2006. The financial statements have been restating to reflect previously unrecorded liabilities. The effect of the restatement is to increase net loss by $4,829 for the period from March 10, 2006 (date of inception) to October 31, 2006. Net loss per share was unchanged.


      a)  Balance Sheet

                                                         As At October 31, 2006

                                                 As Reported     Adjustment   As Restated
                                                      $             $              $
                                                 -----------    -----------   -----------

     Current Assets

  Investment in Horses                                108,713       9,895     118,608


Current Liabilities

  Accounts payable                                     13,623      14,724      28,347


Stockholder's Equity (Deficit)

  Deficit accumulated during the development stage    (10,313)     (4,829)    (15,142)



      b)  Statement of Operations


                                                      Accumulated from March 10, 2006
                                                  (Date of Inception) to October 31, 2006

                                                 As Reported     Adjustment   As Restated
                                                      $             $              $
                                                 -----------    -----------   -----------
     Other Expenses
       General and administrative                         153         451         604
       Professional fees                                2,460       4,378       6,838



     Net loss for the period                          (10,313)      4,829     (15,142)







      c)  Statement of Cash Flows


                                                     Accumulated from March 10, 2006
                                                  (Date of Inception) to October 31, 2006

                                                 As Reported     Adjustment   As Restated
                                                      $             $              $
                                                 -----------    -----------   -----------

     Operating Activities

       Net loss for the period                        (10,313)      4,829     (15,142)

       Adjustments to reconcile net loss to
       net cash used in operating activities:

        Accounts payable                               13,623      14,724      28,347

     Investing Activities

        Investment in horses                         (108,713)     (9,895)   (118,608)


                                     PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 24. Indemnification

The Articles of Incorporation of the Company provide that no director or officer of the Company shall be directly liable for damages incurred in connection with legal proceedings brought about by reason of being an officer or director if the person is not ultimately adjudged liable for negligence or misconduct in the action.

The Nevada Revised Statutes contain provisions relating to indemnification of officers and directors. Generally, this section provides that a corporation may indemnify any person who was or is a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, except an action by or in right of the corporation by reason of the fact that he was a director, officer, employee or agent of the corporation. It must be shown that he acted in good faith and in a manner he reasonably believed to be in the best interest of the corporation. Generally, no indemnification may be made where the person has been determined to be negligent or guilty of misconduct in the performance of his duty to the corporation.

As to indemnification for liabilities arising under the Securities Act of 1933 for directors, officers and controlling persons of the Company, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person in connection with the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 24.  Other Expenses of Issuance and Distribution.

The estimated expenses of the registration, all of which will be paid by the Company, are as follows:

----------------------------------- ---------------
SEC Filing Fee                           $10.00
----------------------------------- ---------------
Printing Expense                       2,000.00
----------------------------------- ---------------
Accounting Fees and Expenses          10,000.00
----------------------------------- ---------------
Legal Fees and Expenses               15,000.00
----------------------------------- ---------------
Blue Sky Fees and Expenses             1,200.00
----------------------------------- ---------------
Transfer Agent Fee                     1,800.00
----------------------------------- ---------------
----------------------------------- ---------------
TOTAL                                $30,010.00
----------------------------------- ---------------
----------------------------------- ---------------
Item 26.  Recent Sales of Unregistered Securities

The following information is furnished with regard to all securities sold by us within the past three years that were not registered under the Securities Act. The issuances described hereunder were made in reliance upon the exemptions from registration set forth in Section 4(2) and Regulation D of the Securities Act relating to sales by an issuer not involving any public offering. None of the foregoing transactions involved a distribution or public offering.

The offering of 5,000,000 shares to Trixy Sasyniuk-Walt was completed on January 10, 2007. The federal exemption we relied upon in issuing these securities was Rule 506 under of the Securities Act. The Rule 506 exemption was available to us because we did not publicly solicit any investment in the Company. We also gave all of these investors the opportunity to review documents, ask questions of and receive answers from us as to all aspects of our business as well as access to such information as they deemed necessary to fully evaluate an investment in our company. All shares issued to Ms. Sasyniuk-Walt have been and will remain restricted and may not be transferred unless pursuant to another applicable exemption.

Item 27.  Exhibits.

         1.1      Subscription Agreement**

         3.1      Articles of Incorporation of Aspen Racing Stables.**

         3.2      Bylaws of Aspen Racing Stables.**

         4.1      Specimen Stock Certificate for Common Shares**

         5.1      Opinion of Counsel.*

         10.1     Commitment Agreement**

         23.1     Consent of Manning Elliott, C.P.A.*

         23.2     Consent of Counsel, included in Exhibit 5.1*

         *        filed herewith

         **       Previously filed

Item 28.  Undertakings.

The Company does not presently anticipate using an underwriter in conducting this offering; if the company changes its plan and utilizes an underwriter, the Company will provide to the underwriter, at the closing specified in any underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act') may be permitted to directors, officers and controlling persons of the Company pursuant to the Company's Articles of Incorporation, Bylaws, Nevada law or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company and the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The undersigned registrant hereby undertakes that it will:

     1. File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

          (a) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (b) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and include any additional or changed material information on the plan of distribution.

     2. For determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Aspen Racing Stables., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and had duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Calgary, Alberta, Canada, on the 21st day of May, 2007.

ASPEN RACING STABLES

/s/ Dwight McLellan                                                 May 21, 2007
-------------------
Dwight McLellan, President and Chief Executive Officer
(Principal Executive Officer)

                                POWER OF ATTORNEY

Aspen Racing Stables and each person whose signature appears below hereby designates and appoints Tracy Sasyniuk as his attorney-in-fact ("Attorney-in-Fact") with full power to act alone, and to execute and in the name and on behalf of Aspen Racing Stables and each person, individually and in the capacity stated below, any amendments (including post-effective amendments) to this Registration Statement, which amendments may make such changes in this Registration Statement as the Attorney-in-Fact deems appropriate, and to file each such amendment to this Registration Statement together will all exhibits thereto and any and all documents in connection therewith.

Pursuant to the requirements of the Securities Act of 1933, as amend, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Dwight McLellan                                                 May 21, 2007
-------------------
Dwight McLellan, Chairman, President,
Chief Executive Officer and Director
(Principal Executive, Financial and Accounting Officer)



/s/ Trixy Sasyniuk-Walt                                             May 21, 2007
-----------------------
Vice President, Secretary, Treasurer and Director